EXHIBIT 21


                     INTEGRATED PERFORMANCE SYSTEMS, INC.
                                 SUBSIDIARIES
                              YEAR END: 11/30/03




      CADSOUTH INC.                                     Texas

      PC DYNAMICS OF TEXAS, INC.                        Texas

      VARGA INVESTMENTS, INC.                           Texas

      PERFORMANCE APPLICATION TECHNOLOGIES, INC.        Texas

      PERFORMANCE INTERCONNECT CORP. OF NORTH TEXAS     Texas

      NORTH TEXAS PC DYNAMICS, INC.                     Texas

      INTEGRATED PERFORMANCE BUSINESS SERVICES, INC.    Nevada

      VOIUM USA CORP.                                   Texas

      P C DYNAMICS, INC.                                Texas

      VOIUM TECHNOLOGIES LTD.                           Cayman Islands